Exhibit 99.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective November 1, 2022 (the “Amendment Effective Date”), is made and entered into by and between DOLLAR GENERAL CORPORATION (the “Company”) and Todd J. Vasos (the “Employee”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement by and between the Company and the Employee effective June 3, 2021 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and the Employee previously entered into the Agreement; and

WHEREAS, the Employee has agreed to transition from Chief Executive Officer to Senior Advisor of the Company on the Amendment Effective Date and has indicated his intention to retire from employment with the Company effective April 2, 2023; and

WHEREAS, the Company believes it is desirable and in the best interests of the Company and its shareholders to secure the services of the Employee on a full-time basis through April 1, 2023, and to provide an inducement for the Employee to remain in its employ through such date so as to, among other things, facilitate a smooth transition for his successor; and

WHEREAS, in connection with the foregoing, the Company and the Employee desire to amend the Agreement, it being understood and agreed that this Amendment does not trigger a termination of employment, and this Amendment and the changes made hereunder do not constitute Good Reason, under the Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as of the Amendment Effective Date as follows:

1.       Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.       Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Employee as Senior Advisor of the Company beginning on

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November 1, 2022 and continuing through the Term of this Agreement (as defined in Section 2 of this Agreement).”

2.       Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.       Term. The term of this Agreement shall begin on the Effective Date and shall continue through April 1, 2023 (the “Term”), unless otherwise terminated pursuant to Sections 8, 9, 10, 11 or 12 hereof. Notwithstanding the foregoing, the Employee and the Board of Directors of the Company (the “Board”) may mutually agree to extend the Term.”

3.       Section 3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“a.       Position. As Senior Advisor, the Employee shall report to the Board and perform such duties and responsibilities as may be prescribed from time to time by the Board.”

4.       Section 3(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“c.       Administrative Support. The Employee shall be provided with office space and administrative support commensurate with other senior executive officers of the Company.”

5.       Section 5(b) of the Agreement is hereby amended to add the following immediately after the first sentence of Section 5(b):

“Notwithstanding the foregoing, to the extent that a condition of payment of incentive compensation under the Company’s annual cash bonus program with respect to the Company’s fiscal year ending February 3, 2023 (the “2022 Teamshare Program”), is the Employee’s continued employment through the applicable payment date, such condition shall be waived for the Employee with respect to the 2022 Teamshare Program provided that the Employee remains employed by the Company through April 1, 2023. The bonus target, as a percentage of base salary, to be paid to the Employee if the Company achieves the target level of Adjusted EBIT for purposes of the 2022 Teamshare Program, shall be 150%.”

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6.       Section 5(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“e.       Perquisites. During the Term of this Agreement, the Employee shall be entitled to receive such other executive perquisites, fringe and other benefits as are provided generally to senior executive officers of the Company under any of the Company’s plans and/or programs in effect from time to time; provided, however, that the Employee shall not be eligible to receive an annual equity award under the Company’s long-term incentive program anticipated to be granted to eligible employees in or around March 2023.”

7.       Section 11(a) of the Agreement is hereby amended to delete “, or unless Section 12(a)(iii) applies” from the second sentence.

8.       Section 12(a) of the Agreement is hereby amended to delete Section 12(a)(iii) in its entirety.

9.       Section 12(b) of the Agreement is hereby amended to replace the reference to “Section 12(a)(i) through (iii)” in the first sentence with “Section 12(a)(i) through (ii)”.

10.     Section 16(b)(v) of the Agreement is hereby amended and restated in its entirety to read as follows:

(v)       “Territory” shall include individually and as a total area those states in the United States, or those countries outside the United States, in which the Company maintains stores at the Employee’s termination date or those states or countries in which the Company has specific and demonstrable plans to open stores within six (6) months of the Employee’s termination date.”

11.     Except as specifically provided by this Amendment, the Agreement shall remain in full force and effect in all other respects, subject to any other amendments that may be adopted from time to time.

12.     The Company and the Employee represent and agree that each has reviewed all aspects of this Amendment, has carefully read and fully understands all provisions of this Amendment, and is

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voluntarily entering into this Amendment. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Amendment with legal, tax or other adviser(s) of such party’s choice before executing this Amendment.

13.     This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original Amendment, but all such counterparts shall together constitute one and the same instrument. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

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IN WITNESS WHEREOF, the parties hereto have executed, or cause their duly authorized representative to execute, this Amendment on the dates indicated below.

DOLLAR GENERAL CORPORATION

Date:	8-23-2022	By:	/s/ Kathleen Reardon

		Name:	Kathy Reardon

		Title:	EVP, Chief People Officer

“EMPLOYEE”

Date:	8-23-2022	/s/ Todd J. Vasos
Todd J. Vasos

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